EXHIBIT 99.1

MONTHLY OPERATING REPORT
(GENERAL BUSINESS CASE)

SUMMARY OF FINANCIAL STATUS

MONTH ENDED:	August 31, 2019	PETITION DATE:	January 29, 2019

1.
Debtors in possession (or trustee) hereby submit this Monthly Operating Report on the Accrual Basis of accounting (or if checked here the Office of the U.S. Trustee or the Court has approved the Cash Basis of Accounting for the Debtors).

Dollars reported in $ millions

2.	Asset and Liability Structure	End of Current	End of Prior	As of Petition
		Month	Month	Filing (1)
	a. Current Assets	$11,713	$11,743	$9,091
	b. Total Assets	$85,169	$84,830	$79,809
	c. Current Liabilities	$6,469	$6,248	$3,740
	d. Total Liabilities	$74,332	$74,130	$66,888

3.	Statement of Cash Receipts & Disbursements for Month	End of Current Month	End of Prior Month	Cumulative (Case to Date)
	a. Total Receipts	$2,084	$2,027	$15,148
	b. Total Disbursements	$(2,384)	$(2,379)	$(13,273)
	c. Excess (Deficiency) of Receipts Over Disbursements (a - b)	$(300)	$(352)	$1,875
	d. Cash Balance Beginning of Month	$3,085	$3,437	$910
	e. Cash Balance End of Month (c + d)	$2,785	$3,085	$2,785

		End of Current Month	End of Prior Month	Cumulative (Case to Date) (1)
4.	Profit/(Loss) from the Statement of Operations	$135	$108	$(2,178)
5.	Account Receivables (Pre and Post-Petition)	$5,244	$5,025
6.	Post-Petition Liabilities	$3,766	$3,633
7.	Past Due Post-Petition Account Payables (over 30 days) (2)	$—	$—

(1) Data as of January 29, 2019 is not available, January 31, 2019 data used as Petition Date.
(2) In the ordinary course, in most instances the Debtors’ process for validating items for payment to suppliers requires the matching of a vendor invoice with a purchase order and, additionally, with a goods receipt (reflecting the Debtors’ acknowledgment of the delivery of goods or completion of services).  That matching process extends the timeline for a vendor invoice to be cleared for payment until such time as the validation operation is fully complete.  The Debtors are actively engaged on an ongoing basis with their supplier base to minimize the invoice matching and validation time frame.  To the best of the Debtors’ knowledge, in all instances where the invoice matching process has been satisfactorily completed for post-petition vendor activity, the Debtors do not have any past due post-petition accounts payable as of August 31, 2019.

At the end of this reporting month:		Yes	No
8.	Have any payments been made on pre-petition debt, other than payments in the normal course to secured creditors or lessors? (if yes, attach listing including date of payment, amount of payment and name of payee)	✓
9.	Have any payments been made to professionals? (if yes, attach listing including date of payment, amount of payment and name of payee)	✓
10.	If the answer is yes to 8 or 9, were all such payments approved by the court?	✓
11.	Have any payments been made to officers, insiders, shareholders, relatives? (if yes, attach listing including date of payment, amount and reason for payment, and name of payee)	✓
12.	Are the estates insured for replacement cost of assets and for general liability?	✓
13.	Are a plan and disclosure statement on file? (1)		✓
14.	Was there any post-petition borrowing during this reporting period?		✓

15.	Check if paid:
	Post-petition taxes:	✓
	U.S. Trustee Quarterly Fees:	✓
	Tax reporting and tax returns:	✓

(Attach explanation, if post-petition taxes or U.S. Trustee Quarterly Fees are not paid current or if post-petition tax reporting and tax return filings are not current.)

(1) The Debtors filed with the Bankruptcy Court their Joint Chapter 11 Plan of Reorganization on September 9,2019. The Debtors filed their First Amended Joint Chapter 11 Plan of Reorganization on September 23, 2019 (Docket #3966); however, the Debtors have not filed a Disclosure Statement.

I declare under penalty of perjury I have reviewed the above summary and attached financial statements, and after making reasonable inquiry believe these documents are correct.

Date:	September 30, 2019	/s/ DAVID S. THOMASON
David S. Thomason
Vice President, Controller, PG&E Corporation
Vice President, Chief Financial Officer and Controller, Pacific Gas and Electric Company

UNAUDITED STATEMENTS OF INCOME
FOR THE MONTH ENDED AUGUST 31, 2019

(in millions)	Reference	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
Operating Revenues
Electric		$1,138	$—	$1,138
Natural gas		316	—	316
Total operating revenues		1,454	—	1,454
Operating Expenses
Cost of electricity		369	—	369
Cost of natural gas		21	—	21
Operating and maintenance		651	(2)	649
Depreciation, amortization, and decommissioning		269	—	269
Total operating expenses		1,310	(2)	1,308
Operating Income		144	2	146
Interest income		7	—	5
Interest expense		(17)	—	(20)
Other income, net		19	4	20
Reorganization items, net	Item 15	(20)	(2)	(34)
Income Before Income Taxes		133	4	117
Income tax benefit		—	1	1
Net Income		133	3	116
Preferred stock dividend requirement		1	—	1
Income Available for Common Stock		$132	$3	$135

UNAUDITED STATEMENTS OF INCOME
PETITION DATE THROUGH AUGUST 31, 2019

(in millions)	Reference	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
Operating Revenues
Electric		$8,052	$—	$8,052
Natural gas		2,853	—	2,853
Total operating revenues		10,905	—	10,905
Operating Expenses
Cost of electricity		2,207	—	2,207
Cost of natural gas		492	—	492
Operating and maintenance		5,377	(17)	5,361
Wildfire-related claims, net of insurance		3,900	—	3,900
Depreciation, amortization, and decommissioning		2,130	—	2,129
Total operating expenses		14,106	(17)	14,089
Operating Income (Loss)		(3,201)	17	(3,184)
Interest income		56	1	57
Interest expense		(197)	(2)	(199)
Other income, net		168	11	179
Reorganization items, net	Item 15	(223)	(16)	(239)
Income (Loss) Before Income Taxes		(3,397)	11	(3,386)
Income tax provision (benefit)		(1,088)	4	(1,217)
Net Income (Loss)		(2,309)	7	(2,169)
Preferred stock dividend requirement		9	—	9
Income Available for Common Stock		$(2,318)	$7	$(2,178)

UNAUDITED BALANCE SHEETS
AS OF AUGUST 31, 2019

(in millions)	Reference	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
ASSETS
Current Assets
Cash and cash equivalents	Items 10 and 11	$2,354	$430	$2,783
Accounts receivable
Customers (net of allowance for doubtful accounts of $44)	Item 4	1,433	—	1,433
Accrued unbilled revenue		1,065	—	1,065
Regulatory balancing accounts		1,995	—	1,995
Other		2,757	106	2,746
Regulatory assets		199	—	199
Inventories	Item 3
Gas stored underground and fuel oil		107	—	107
Materials and supplies		522	—	522
Income taxes receivable		262	2	264
Other		588	11	599
Total current assets		11,282	549	11,713
Property, Plant, and Equipment
Electric		61,442	—	61,442
Gas		22,691	—	22,691
Construction work in progress		2,608	—	2,608
Other Plant in Service		18	2	20
Total property, plant, and equipment		86,759	2	86,761
Accumulated depreciation		(25,748)	(2)	(25,750)
Net property, plant, and equipment	Item 7	61,011	—	61,011
Other Noncurrent Assets
Regulatory assets		5,356	—	5,356
Nuclear decommissioning trusts		3,070	—	3,070
Operating lease right of use asset		2,489	9	2,497
Income taxes receivable		67	79	147
Other		1,230	12,897	1,375
Total other noncurrent assets		12,212	12,985	12,445
TOTAL ASSETS		$84,505	$13,534	$85,169

UNAUDITED BALANCE SHEETS
AS OF AUGUST 31, 2019

(in millions)	Reference	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings		$—	$—	$—
Long-term debt, classified as current		—	—	—
Accounts payable	Item 5
Trade creditors		1,921	—	1,921
Regulatory balancing accounts		1,664	—	1,664
Other		703	39	625
Operating lease liabilities		548	3	551
Disputed claims and customer refunds		—	—	—
Interest payable		5	—	5
Other		1,720	(17)	1,703
Total current liabilities		6,561	25	6,469
Noncurrent Liabilities
Long-term debt		—	—	—
Debtor-in-possession financing	Item 6	1,500	—	1,500
Regulatory liabilities		9,069	—	9,069
Pension and other postretirement benefits		1,962	—	1,962
Asset retirement obligations		6,152	—	6,152
Deferred income taxes	Item 8	2,458	(119)	2,339
Operating lease liabilities		1,941	6	1,946
Other		2,310	59	2,339
Total noncurrent liabilities		25,392	(54)	25,307
Liabilities Subject to Compromise(1)	Item 9	41,773	783	42,556
Shareholders’ Equity
Preferred stock		258	—	—
Common stock		1,322	13,034	13,014
Additional paid-in capital		8,550	—	—
Reinvested earnings		650	(245)	(2,420)
Accumulated other comprehensive (loss) income		(1)	(9)	(9)
Total shareholders’ equity		10,779	12,780	10,585
Noncontrolling Interest - Preferred Stock of Subsidiary		—	—	252
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$84,505	$13,534	$85,169

(1) The $11 billion settlement set forth in the RSA is not reflected in the unaudited balance sheets as of August 31, 2019 included in this Monthly Operating Report. For more information regarding the Chapter 11 Cases, see Note 2 below.

1. BASIS OF PRESENTATION

General

On January 29, 2019, PG&E Corporation (the “Corporation”) and its subsidiary, Pacific Gas and Electric Company (the “Utility”) (together with the Corporation, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in either of the Chapter 11 Cases.

On February 12, 2019, the United States Trustee (the “U.S. Trustee”) appointed an Official Committee of Unsecured Creditors (the “UCC”). On February 15, 2019, the U.S. Trustee appointed an Official Committee of Tort Claimants (the “TCC”).

Debtor-in-Possession Financial Statements

Financial Accounting Standards Board Accounting Standards Codification 852 (Reorganizations) (“ASC 852”), which is applicable to companies in Chapter 11, requires that financial statements for periods after the filing of a Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The financial statements have been prepared in accordance with ASC 852. The accompanying financial statements have been prepared solely for purposes of complying with the monthly operating requirements applicable in the Debtors’ Chapter 11 Cases (the “Monthly Operating Reports”). The Debtors caution investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which was not prepared for the purpose of providing the basis for an investment decision relating to any securities of the Debtors.

The financial information contained in the Monthly Operating Reports is unaudited, limited in scope, and as such, has not been subject to procedures that would typically be applied to financial statements in accordance with accounting principles generally accepted in the United States of America. The Monthly Operating Reports should not be relied upon by any persons for information relating to current or future financial condition, events, or performance of the Corporation and the Utility and any of their non-debtor subsidiaries, as the results of operations contained in the Monthly Operating Reports are not necessarily indicative of results which may be expected for any other period or for the full year, and may not necessarily reflect the combined results of operations, financial position, and schedule of receipts and disbursements in the future. These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

The Utility’s unaudited financial statements reflected under the column “Pacific Gas and Electric Company” are presented on a consolidated basis and include the accounts of the Utility and the following subsidiaries of the Utility that individually and in aggregate are immaterial: Eureka Energy Company, Midway Power, LLC, Pacific Energy Fuels Company, and Standard Pacific Gas Line Incorporated.

The Corporation’s unaudited financial statements reflected under the column “PG&E Corporation” are presented on a consolidated basis and include the accounts of the following subsidiaries of the Corporation that individually and in aggregate are immaterial: PCG Capital, Inc., PG&E Corporation Support Services, Inc., and PG&E Corporation Support Services II, Inc.  The Corporation’s unaudited financial statements reflected under the column “PG&E Corporation” exclude the accounts of the Utility.

The Corporation’s unaudited financial statements reflected under the column “PG&E Corporation, Consolidated” are presented on a consolidated basis and include the accounts of the Corporation, the Utility, and other wholly owned and controlled subsidiaries.

These unaudited financial statements differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, shareholders’ equity, and other comprehensive income), relevant footnotes and certain reclassifications.

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

Liabilities Subject to Compromise

As a result of the Chapter 11 Cases, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. The determination of how liabilities will ultimately be settled or treated cannot be made until the Bankruptcy Court confirms a Chapter 11 plan of reorganization and such plan becomes effective. Accordingly, the ultimate amount of such liabilities is not determinable at this time. ASC 852 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise are preliminary and may be subject to future adjustments depending on the Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, rejection of executory contracts, continued reconciliation or other events.

Reorganization Items

ASC 852 requires expenses and income directly associated with the Chapter 11 Cases to be reported separately in the income statement. Reorganization items are reported net and include expenses related to legal advisory and representation services, other professional consulting and advisory services, debtor-in-possession financing fees and changes in liabilities subject to compromise recognized as there are changes in amounts expected to be allowed, net of interest income.

Post-Petition Liabilities

Post-petition liabilities reflected in the Monthly Operating Report include Accounts payable – trade creditors, Accounts payable – other, and Other current liabilities, excluding amounts pertaining to regulatory liabilities.

2. CHAPTER 11 FILING

Background and First Day Motions

On January 29, 2019, the Debtors filed the Chapter 11 Cases with the Bankruptcy Court. The Debtors continue to operate their businesses as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On January 31, 2019, the Bankruptcy Court approved, on an interim basis, certain motions (the “First Day Motions”) authorizing, but not directing, PG&E Corporation and the Utility to, among other things, (a) secure $5.5 billion of debtor-in-possession financing; (b) continue to use PG&E Corporation’s and the Utility’s cash management system; and (c) pay certain pre-petition claims relating to (i) certain safety, reliability, outage, and nuclear facility suppliers; (ii) shippers, warehousemen, and other lien claimants; (iii) taxes; (iv) employee wages, salaries, and other compensation and benefits; and (v) customer programs, including public purpose programs. The First Day Motions were subsequently approved by the Bankruptcy Court on a final basis at hearings on February 27, 2019, March 12, 2019, March 13, 2019, and March 27, 2019.

Exclusivity Motions

On May 23, 2019, the Bankruptcy Court entered an order (the “Exclusivity Order”) pursuant to section 1121(d) of the Bankruptcy Code, extending PG&E Corporation’s and the Utility’s exclusive periods in which to file a Chapter 11 plan of reorganization (the “Exclusive Filing Period”) and solicit acceptances thereof (the “Exclusive Solicitation Period”). Pursuant to the Exclusivity Order, PG&E Corporation’s and the Utility’s Exclusive Filing Period is extended to, and including, September 26, 2019, and PG&E Corporation’s and the Utility’s Exclusive Solicitation Period is extended to, and including, November 26, 2019.

On June 25, 2019, the Ad Hoc Committee of Senior Unsecured Noteholders of the Utility (the “Ad Hoc Noteholder Committee”) submitted a motion, pursuant to section 1121(d)(1) of the Bankruptcy Code, for the entry of an order terminating the Exclusive Filing Period and the Exclusive Solicitation Period. The Ad Hoc Noteholder Committee annexed to its motion a “Term Sheet for Plan of Reorganization.” On July 17, 2019, the Ad Hoc Noteholder Committee filed with the Bankruptcy Court an amended version of the term sheet, along with a commitment letter with respect to certain financings described therein. Certain third parties have filed joinders and statements in support with the Bankruptcy Court with respect to the Ad Hoc Noteholder Committee’s motion, but such parties have not taken any position on the plan construct described by the term sheet. These third parties include TURN, two collective bargaining units representing the Utility’s employees, and the UCC. On July 18, 2019, the Debtors filed an objection to the Ad Hoc Noteholder Committee’s motion with the Bankruptcy Court, requesting that the motion be denied. Also on July 18, 2019, the Ad Hoc Group of Subrogation Claim Holders (the “Ad Hoc Subrogation Group”), the TCC, and certain owners of common stock of the Corporation (the “Shareholder Group”) filed objections to the Ad Hoc Noteholder Committee’s motion with the Bankruptcy Court. At a hearing on July 24, 2019, the Bankruptcy Court granted an oral motion of the CPUC and the Governor’s office to adjourn the hearing on the Ad Hoc Noteholder Committee’s motion from July 24, 2019 to August 13, 2019, to allow the Debtors, the CPUC, the Governor’s office, and other parties in interest time to engage in discussions regarding the formulation of a potential protocol for the efficient submission and consideration of Chapter 11 plan proposals. On August 7, 2019, the Ad Hoc Noteholder Committee submitted a statement with the Bankruptcy Court, criticizing the protocol proposed by the CPUC and including as an exhibit its own proposed “Alternative Protocol” to govern a competitive plan process. In addition, the Ad Hoc Noteholder Committee annexed to its statement a second amended version of the term sheet and a revised version of the commitment letter. On that same date, the Ad Hoc Subrogation Group withdrew its objection to the Ad Hoc Noteholder Committee’s motion. On August 9, 2019, the CPUC advised the Bankruptcy Court that the parties were unable to reach agreement on a protocol for the submission of Chapter 11 plan proposals.

On July 23, 2019, the Ad Hoc Subrogation Group submitted its own motion, pursuant to section 1121(d)(1) of the Bankruptcy Code, to terminate the Exclusive Filing Period and the Exclusive Solicitation Period, which included as an exhibit a “Restructuring Term Sheet.” On August 6, 2019, the Debtors filed an objection to the Ad Hoc Subrogation Group’s motion with the Bankruptcy Court, requesting that the motion be denied. Also on August 6, 2019, the UCC filed a statement in opposition to the Ad Hoc Subrogation Group’s motion, and the Shareholder Group filed an objection to the Ad Hoc Subrogation Group’s motion, both requesting that the motion be denied.

On August 12, 2019, the UCC submitted a proposed competing plan scheduling order for consideration by the Bankruptcy Court. Also on that date, the Debtors filed a statement in support of their opposition to the motions to terminate exclusivity filed by the Ad Hoc Noteholder Committee and the Ad Hoc Subrogation Group, to which the Debtors annexed their own proposed timeline for the submission and confirmation of their plan of reorganization.

On August 16, 2019, the Bankruptcy Court issued decisions in which it denied the motions to terminate exclusivity, and as discussed below, granted the motions to lift the stay on the 2017 Tubbs fire to allow a state court jury trial for certain preference plaintiffs.

On September 19, 2019, the TCC and the Ad Hoc Noteholder Committee filed a joint motion to terminate the Debtors’ exclusive periods to file and solicit acceptances of a plan of reorganization, which included as an exhibit a “Term Sheet for Plan of Reorganization.” The TCC and the Ad Hoc Noteholder Committee sought to have the motion considered on shortened notice, which the Bankruptcy Court denied. The Bankruptcy Court instead set the motion for hearing on October 8, 2019 with an objection deadline of October 1, 2019. On September 25, 2019, the TCC and Ad Hoc Noteholder Committee filed an amended plan term sheet, which amended the term sheet previously annexed to their joint motion. The hearing on the joint motion to terminate exclusivity filed by the TCC and the Ad Hoc Noteholder Committee was rescheduled for October 7, 2019, with an objection deadline of October 4, 2019.

On September 25, 2019, the Debtors filed a motion seeking a further extension of their exclusive periods in which to file and solicit a chapter 11 plan of reorganization pursuant to section 1121(d) of the Bankruptcy Code [Docket No. 4005]. A hearing on the motion is scheduled for October 23, 2019.

Motions to Lift the Automatic Stay for Certain Tubbs Fire-Related Claims

On July 2, 2019, the TCC submitted a motion, pursuant to section 362(d)(1) of the Bankruptcy Code, for entry of an order terminating the automatic stay to permit certain individual plaintiffs (the “Tubbs Preference Plaintiffs”) to proceed to a jury trial on their claims against the Debtors arising from the Tubbs fire, and to request the San Francisco Superior Court in the coordinated litigation for the 2017 Northern California wildfires to order one or more of the cases of the Tubbs Preference Plaintiffs to trial with preference pursuant to California Code of Civil Procedure section 36.  On July 9, 2019, the TCC submitted an amended motion to request relief from the stay with respect to additional individual plaintiffs to proceed to a jury trial on their claims against the Debtors arising from the Tubbs fire.  On July 3, 2019, the Ad Hoc Subrogation Group submitted a motion for relief from the automatic stay to permit certain of the Ad Hoc Subrogation Group’s members to pursue their claims against the Debtors regarding the issue of the Debtors’ liability for the Tubbs fire in the San Francisco Superior Court in the coordinated litigation for the 2017 Northern California wildfires. On July 19, 2019, the Debtors filed an objection to the motions of the TCC and the Ad Hoc Subrogation Group, requesting that the motions be denied. Also on July 19, 2019, the UCC and the Shareholder Group filed objections to the motions of the TCC and the Ad Hoc Subrogation Group with the Bankruptcy Court, requesting that the motions be denied.  The Shareholder Group also joined in the Debtors’ objection to the motions of the TCC and the Ad Hoc Subrogation Group.  On August 16, 2019, the Bankruptcy Court issued a decision in which it granted the motions to lift the stay on the 2017 Tubbs fire to allow a state court jury trial for certain preference plaintiffs. Separate orders granting the relief with respect to the motions of the TCC and the Ad Hoc Subrogation Group were entered by the Bankruptcy Court on August 21, 2019.

On September 12, 2019, the San Francisco Superior Court issued a tentative ruling, granting motions for the Tubbs fire trial to proceed with respect to all designated individual plaintiffs on a preferential fast-track basis and denying the Debtors’ motion to transfer the trial from San Francisco to Sonoma County. At a hearing on September 16, 2019, the San Francisco Superior Court reaffirmed the tentative ruling issued on September 12, 2019 and set trial to begin on January 7, 2020. The judge directed the parties to confer and submit proposals for discovery, deadlines, case management and trial procedure by September 26, 2019 and scheduled a status conference for October 1, 2019.

Motion for the Establishment of Wildfire Claims Estimation Procedures

On July 18, 2019, the Debtors submitted a motion, pursuant to sections 105(a) and 502(c) of the Bankruptcy Code, for entry of an order establishing procedures and schedules for the estimation of the Debtors’ aggregate liability for contingent and/or unliquidated claims arising out of the 2015 Butte fire, the 2017 Northern California wildfires and the 2018 Camp fire (which are collectively referred to as the “wildfire claims”).  In the motion, the Debtors proposed, among other things, the following general parameters of the estimation process:

•First, the Bankruptcy Court would address the legal issue of whether, pursuant to the state law doctrine of inverse condemnation, the Debtors may be held strictly liable for wildfire claims asserting property damages even where the Debtors were not negligent.
•Second, the Bankruptcy Court would schedule a hearing on the limited issue of causation of the Tubbs fire on October 7, 2019, or as soon as possible thereafter.
•Third, following the Bar Date (defined below), the Bankruptcy Court would determine the aggregate value of the wildfire claims in a hearing proposed to be scheduled for early December 2019.  This phase of the estimation process would involve the resolution of questions around the likelihood of success of the wildfire claims on issues such as negligence, the recoverability of certain categories of damages and the aggregate estimate of overall damages based upon sampling of claims and expert testimony.  In the motion, the Debtors indicated that they are prepared to agree that, as part of the proposed estimation process, they will not contest causation with respect to any wildfire for which Cal Fire has concluded that the Debtors are responsible, including the 2018 Camp fire and the 2017 Northern California wildfires identified above, except the Tubbs fire.

On August 7, 2019, certain third parties filed joinders and statements in support with the Bankruptcy Court with respect to the Debtors’ motion, including the Ad Hoc Noteholder Committee, the UCC and the Shareholder Group.  Also on August 7, 2019, certain third parties filed objections to the Debtors’ motion with the Bankruptcy Court, including the City and County of San Francisco, the Ad Hoc Subrogation Group and the TCC.  The objection of the City and County of San Francisco was limited to the Debtors’ proposal for the Bankruptcy Court to address the legal issue of whether, under the doctrine of inverse condemnation, the Debtors may be held strictly liable for wildfire claims asserting property damages even where it was not negligent.  On August 21, 2019, the Bankruptcy Court issued recommendations to the U.S. District Court for the Northern District of California (the “District Court”) recommending the District Court order the partial withdrawal of the reference of the section 502(c) estimation of unliquidated claims arising from the 2017 and 2018 Northern California wildfires.  On August 23, 2019, the District Court issued an order adopting the recommendation of the Bankruptcy Court and ordering that the reference to the Bankruptcy Court be withdrawn in part and that certain specific matters would be decided by the U.S. District Court.

An initial scheduling conference was held before the District Court on September 10, 2019 and the parties are next scheduled to appear before the District Court on October 7, 2019, to discuss proposed schedules and related matters.

Bar Date

On July 1, 2019, the Bankruptcy Court entered an order approving a deadline of October 21, 2019, at 5:00 p.m. (Pacific Time) (the “Bar Date”) for filing claims against PG&E Corporation and the Utility relating to the period prior to the Petition Date.  The Bar Date is subject to certain exceptions, including for claims arising under section 503(b)(9) of the Bankruptcy Code, the bar date for which occurred on April 22, 2019.  The Bankruptcy Court also approved the Debtors’ plan to provide notice of the Bar Date to parties-in-interest, including potential wildfire-related claimants and other potential creditors.

Plan of Reorganization, Agreement with Holders of Insurance Subrogation Claims and Equity Backstop Commitments

On September 9, 2019, the Debtors filed with the Bankruptcy Court their Joint Chapter 11 Plan of Reorganization [Docket No. 3841] for the resolution of the outstanding prepetition claims against and interests in the Debtors. Also on September 9, 2019, the Debtors entered into certain Chapter 11 Plan Backstop Commitment Letters with certain investors (the “Backstop Parties”) pursuant to which the investors agreed to fund up to $1.5 billion of proceeds to finance the Debtors’ chapter 11 plan through the purchase of PG&E Corporation common stock, subject to the terms and conditions set forth in such letters.

On September 22, 2019, the Debtors entered into a Restructuring Support Agreement (the “RSA”) with certain holders of insurance subrogation claims providing for an aggregate of $11 billion to be paid by the Debtors pursuant to the Proposed Plan (as defined below) in order to settle all insurance subrogation claims relating to the 2017 Northern California wildfires and the 2018 Camp fire (the “Subrogation Claims”), upon the terms and conditions set forth in the RSA. Under the RSA, the Debtors have also agreed to reimburse the holders of Subrogation Claims for professional fees of up to $55 million, upon the terms and conditions set forth in the RSA. The $11 billion settlement set forth in the RSA is not reflected in the unaudited balance sheets as of August 31, 2019 included in this Monthly Operating Report.

On September 23, 2019, in accordance with the RSA, the Debtors filed their First Amended Joint Chapter 11 Plan of Reorganization [Docket No. 3966] (as may be further amended, modified or supplemented from time to time, the “Proposed Plan”) to incorporate the terms of the settlement contemplated under the RSA. The Proposed Plan may be amended, modified, or supplemented as necessary or required by the Bankruptcy Court.

Also on September 23, 2019, the Debtors announced that they have received aggregate equity commitments in excess of its $14 billion target amount from a broad array of investors, including current shareholders, bondholders and parties not currently invested in their equity or debt securities.

On September 24, 2019, the Debtors filed a motion with the Bankruptcy Court seeking authority to enter into, and perform under, the RSA and approving the terms of the settlement contemplated under the RSA. Pursuant to that motion, the Debtors are requesting that the allowance of the subrogation claims in the aggregate amount of $11 billion be effective upon the approval of the motion but the treatment and satisfaction of the subrogation claims shall be effectuated pursuant to the Proposed Plan upon confirmation and consummation in accordance with the provisions of the Bankruptcy Court. The hearing on the Debtors’ motion to approve the RSA is scheduled for October 23, 2019, with an objection deadline of October 16, 2019.

For additional information regarding the Chapter 11 Cases, refer to the website maintained by Prime Clerk, LLC, the Company’s claims and noticing agent, at http://restructuring.primeclerk.com/pge.  The Debtors also routinely post or provide links to certain documents and information related to the Chapter 11 Cases at http://investor.pgecorp.com, under the “Chapter 11” tab.

3. INVENTORY

Inventories are carried at weighted-average cost and include natural gas stored underground as well as materials and supplies.  Natural gas stored underground is recorded to inventory when injected and then expensed as the gas is withdrawn for distribution to customers or to be used as fuel for electric generation.  Materials and supplies are recorded to inventory when purchased and expensed or capitalized to plant, as appropriate, when consumed or installed.

4. ACCOUNTS RECEIVABLE

The following reflects the balance of the Utility’s Accounts receivable – Customers as of August 31, 2019:

(in millions)	Accounts Receivable – Customers (Pre and Post-Petition)
Receivables Aging
0 -30 Days	$962
31-60 Days	149
61-90 Days	50
91+ Days	159
Unmailed invoices	143
Total accounts receivable – Customers	1,463
Other (1)	14
Allowance for doubtful accounts	(44)
Accounts receivable – Customers (net)	$1,433

(1) Represents Department of Water Resources bond charge, credit balance reclassification, and unidentified receipts.

5. ACCOUNTS PAYABLE

To the best of the Debtors’ knowledge, all undisputed, validated post-petition accounts payable have been and are being paid under agreed-upon payment terms.

In the ordinary course, in most instances the Debtors’ process for validating items for payment to suppliers requires the matching of a vendor invoice with a purchase order and, additionally, with a goods receipt (reflecting the Debtors’ acknowledgment of the delivery of goods or completion of services).  That matching process extends the timeline for a vendor invoice to be cleared for payment until such time as the validation operation is fully complete.  The Debtors are actively engaged on an ongoing basis with its supplier base to minimize the invoice matching and validation time frame.  To the best of the Debtors’ knowledge, in all instances where the invoice matching process has been satisfactorily completed for post-petition vendor activity, the Debtors do not have any past due post-petition accounts payable as of August 31, 2019.

6. DEBTOR-IN-POSSESSION (“DIP”) FINANCING

The following table summarizes the Corporation’s and the Utility’s outstanding borrowings and availability under their DIP credit facilities at August 31, 2019:

(in millions)	Aggregate Limit		Term Loan Borrowings	Revolver Borrowings	Letters of Credit Outstanding	Aggregate Availability
PG&E Corporation	$—		$—	$—	$—	$—
Utility	5,500	(1)	1,500	—	590	3,410
Total DIP credit facilities	$5,500		$1,500	$—	$590	$3,410

(1) Includes $1.5 billion of letter of credit subfacility.

7. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are reported at the lower of their historical cost less accumulated depreciation or fair value.  Historical costs include labor and materials, construction overhead, and allowance for funds used during construction.  PG&E Corporation Consolidates balances of its property, plant, and equipment were as follows at August 31, 2019:

(in millions)	PG&E Corporation Consolidated
Electric (1)	$61,442
Gas	22,691
Construction work in progress	2,608
Other Plant in Service	20
Total property, plant, and equipment	86,761
Accumulated depreciation	(25,750)
Net property, plant, and equipment	$61,011

(1) Balance includes nuclear fuel inventories.  Stored nuclear fuel inventory is stated at weighted-average cost.  Nuclear fuel in the reactor is expensed as it is used based on the amount of energy output.

8. PAYMENT OF TAXES

To the best of the Debtors’ knowledge, the Corporation and the Utility are current on all taxes payable.

9. LIABILITIES SUBJECT TO COMPROMISE

The following reflects the balance of liabilities subject to compromise (“LSTC”) as of August 31, 2019:

(in millions)	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
Financing Debt (1)	$21,813	$650	$22,463
Wildfire-related Claims(2)	18,012	—	18,012
Trade creditors	1,262	4	1,266
Non-qualified benefit plan	18	126	144
2001 bankruptcy disputed claims	221	—	221
Customer deposits & advances	282	—	282
Reserve and Others	165	3	168
Total Liabilities Subject to Compromise	$41,773	$783	$42,556

(1) At August 31, 2019, the Debtors had $650 million and $21,526 million in aggregate principal amount of pre-petition indebtedness, respectively. Utility pre-petition financing debt also includes 285 million of accrued contractual interest to the Petition Date.
(2) The $11 billion settlement set forth in the RSA is not reflected in the unaudited balance sheets as of August 31, 2019 included in this Monthly Operating Report. For more information regarding Chapter 11 Cases, see Note 2 above.

10. RECAPITULATION OF FUNDS HELD AT END OF MONTH

The following reflects the bank balances of the Corporation and the Utility as of August 31, 2019:

Legal Entity	Bank	Account No.	Balance, End of Month (in ones)
PG&E Corporation	The Bank of New York Mellon	8400	$429,800,000
PG&E Corporation	The Bank of New York Mellon	9023	317,753
PG&E Corporation	Bank of America	7107	77,899
PG&E Corporation	The Bank of New York Mellon	4558	—
PG&E Corporation	Union Bank of California	9557	737
PG&E Corporation	Bank of America	0X30	—
PG&E Corporation	Barclays Capital Inc.	1362	—
PG&E Corporation	BNP Paribas	0652	—

PG&E Corporation	Citigroup Global Markets	0473	—
PG&E Corporation	Goldman, Sachs & Co	0609	—
PG&E Corporation	JP Morgan Chase Bank, N.A.	0698	—
PG&E Corporation	Merrill Lynch	0X30	—
PG&E Corporation	Mitsubishi UFJ Securities USA, INC.	0189	—
PG&E Corporation	Morgan Stanley / ISG Operations	4966	—
PG&E Corporation	RBC Capital Markets	2226	—
PG&E Corporation	Wells Fargo Securities, LLC	7221	—
PG&E Corporation	Bank of America	7981	—
PG&E Corporation	The Bank of New York Mellon	9946	—
Pacific Gas & Electric Company	The Bank of New York Mellon	8400	2,074,500,000
Pacific Gas & Electric Company	Union Bank of California	5581	270,887,294
Pacific Gas & Electric Company	Citibank N. A.	2091	738,215
Pacific Gas & Electric Company	Bank of America	3212	494,502
Pacific Gas & Electric Company	The Bank of New York Mellon	9994	631,766
Pacific Gas & Electric Company	The Bank of New York Mellon	7822	—
Pacific Gas & Electric Company	The Bank of New York Mellon	5477	—
Pacific Gas & Electric Company	Royal Bank of Canada	0446	309,884
Pacific Gas & Electric Company	Bank of America	7115	—
Pacific Gas & Electric Company	U.S. Bank	2311	565,553
Pacific Gas & Electric Company	Bank of America	2988	46,724
Pacific Gas & Electric Company	The Bank of New York Mellon	3044	—
Pacific Gas & Electric Company	Bank of America	2302	660,319
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	4XL9	3,040
Pacific Gas & Electric Company	The Bank of New York Mellon	4122	1,000
Pacific Gas & Electric Company	The Bank of New York Mellon	3532	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	43.11	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	543.7	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.2	—
Pacific Gas & Electric Company	Bank of America	0817	—
Pacific Gas & Electric Company	Bank of America	1675	—
Pacific Gas & Electric Company	Citibank N. A.	0901	—
Pacific Gas & Electric Company	Citibank N. A.	1958	—
Pacific Gas & Electric Company	Citibank N. A.	2316	—
Pacific Gas & Electric Company	Citigroup Global Markets	6473	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.1	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.1	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	54.11	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	54.12	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	54.13	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	54.14	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	54.15	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	54.16	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.2	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.3	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.4	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.5	—

Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.6	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.7	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.8	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	854.9	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	43.10	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	43.12	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	543.6	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	543.8	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.1	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.10	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.11	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.12	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.13	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.14	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.15	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.16	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.17	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.18	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.19	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.20	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.21	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.22	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.23	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	50.24	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.3	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.4	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.5	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.6	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.7	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.8	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	550.9	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	387.1	—
Pacific Gas & Electric Company	Deutsche Bank Trust Company Americas	7110	—
Pacific Gas & Electric Company	The Bank of New York Mellon	8400	—
Pacific Gas & Electric Company	The Bank of New York Mellon	8544	5,145
Pacific Gas & Electric Company	The Bank of New York Mellon	9990	4,930,847
Pacific Gas & Electric Company	The Bank of New York Mellon	4017	—
Pacific Gas & Electric Company	The Bank of New York Mellon	0143	—
Pacific Gas & Electric Company	Wells Fargo Bank N.A.	9578	—
Pacific Gas & Electric Company	The Bank of New York Mellon	9978	—
Pacific Gas & Electric Company	U.S. Bank	5000	997,794
Pacific Gas & Electric Company	Bank of America	2520	—
Total Funds on Hand for all Accounts (1)(2)			$2,784,968,472

(1) Schedule does not include Wells Fargo accounts 5300 and 5400; these accounts are held by grantor trusts relating to post-service benefits to directors, officers, and other highly paid employees, which have a combined value of 177,420,788. The grantor trusts are considered assets of the Corporation subject to creditor claims.
(2) Bank account RBS 066002141 is no longer listed above, the account had been closed for a significant period of time prior to the Petition Date.
(3) Balances will not tie to the Balance Sheets as they are per bank and due to the exclusion of non-debtor bank accounts.

11. CASH RECEIPTS AND DISBURSEMENTS

The following reflects the cash receipts and disbursements of the Corporation and the Utility for the month ended August 31, 2019:

(in ones)	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
Beginning Cash (1)(2)	$2,643,929,188	$441,094,709	$3,085,023,897
Total receipts (3)	2,078,176,501	6,105,675	2,084,282,176
Total disbursements (3)	(2,367,333,606)	(17,003,995)	(2,384,337,601)
DIP borrowing and repayments, net (net of fees)	—	—	—
Total Change in Cash	(289,157,105)	(10,898,320)	(300,055,425)
Ending Cash (1)(2)	$2,354,772,083	$430,196,389	$2,784,968,472

(1) Calculated using balance per bank.
(2) Balances will not tie to the Balance Sheets as they are per bank and due to the exclusion of non-debtor bank accounts.
(3) Includes intercompany receipts and disbursements between the Corporation and the Utility.

12.  PAYMENTS ON PRE-PETITION DEBT

The following reflects the payments for the month ended August 31, 2019 made in accordance with the authority granted by the Bankruptcy Court pursuant to the First Day Motions.

(in millions)	Disbursed in Month
First Day Motions
Operational Integrity Supplier	$1
Cash Management	—
NGX - CAISO	—
Public Purpose Programs	6
Shippers / Liens	21
Tax	3
Employee Wage and Benefits	1
Insurance	1
503(b)(9) (1)	—
Total	$33

(1) Pursuant to the Operational Integrity Motion Debtors are allowed to pay valid 503(b)(9) claims.

13.  PAYMENTS FOR RETAINED PROFESSIONALS

The following reflects payments made to retained bankruptcy professionals during the month ended August 31, 2019.

(in ones)
Name	Payment Date	Total Payments for the Month
AP Services, LLP	8/1/19	$4,968,182
Weil, Gotshal & Manges LLP	8/6/19 & 8/17/19	5,013,068
Baker & Hostettler LLP	8/8/19 & 8/27/19	3,758,362
FTI Consulting, Inc.	8/8/19 & 8/17/19	3,998,591
PricewaterhouseCoopers LLP	8/13/19	7,181,546
Simpson Thacher & Bartlett LLP	8/16/19	1,561,885
Milbank LLP	8/16/19	2,959,799
Cravath, Swaine & Moore LLP	8/21/19	6,558,452
Centerview Partners LLC	8/23/19	719,286
KPMG	8/24/19 & 8/31/19	2,160,317
Lincoln Partners Advisors LLC	8/27/19	784,036
Total		$39,663,524

14.  PAYMENTS TO INSIDERS

The following reflects the cash payments made to insiders of the Corporation and the Utility during the month ended August 31, 2019. Other than reimbursement for reasonable expenses incurred in connection with attending Board of Directors meetings, Board of Directors committee meetings, or participating in other activities undertaken on behalf of the Corporation and the Utility, there were no payments made to non-employee directors during the reporting period.

Section 16 officers of the Corporation and/or the Utility.

(in ones)		Total Payments for Month (2)
Name	Title (1)
Melvin J. Christopher	Vice President, Gas Operations	$86,781	(3)
Loraine M. Giammona	Senior Vice President and Chief Customer Officer	42,083
William D. Johnson	Chief Executive Officer and President, PG&E Corporation	294,976	(4)
Julie M. Kane	Senior Vice President, Chief Ethics and Compliance Officer, and Deputy General Counsel, PG&E Corporation and Pacific Gas and Electric Company	39,433
Kathleen B. Kay	Senior Vice President and Chief Information Officer	34,666
Michael A. Lewis	Senior Vice President, Electric Operations	37,500
Janet C. Loduca	Senior Vice President and General Counsel, PG&E Corporation and Pacific Gas and Electric Company	47,917
Dinyar B. Mistry	Senior Vice President, Human Resources and Shared Services, PG&E Corporation and Pacific Gas and Electric Company	47,083
John R. Simon	Executive Vice President, PG&E Corporation	57,917
David S. Thomason	Vice President, Chief Financial Officer, and Controller, Pacific Gas and Electric Company Vice President and Controller, PG&E Corporation	27,083
Andrew M. Vesey	Chief Executive Officer and President	57,379	(5)
Fong Wan	Senior Vice President, Energy Policy and Procurement	34,483
Jason P. Wells	Executive Vice President and Chief Financial Officer, PG&E Corporation	52,500
James M. Welsch	Senior Vice President and Chief Nuclear Officer	73,106

(1) Except as otherwise noted, all positions have been held at the Utility.
(2) Payments primarily consist of salary.
(3) Includes prorated 2nd quarter STIP payment of $61,215 and $27,689 to Mr. Christopher and Mr. Welsch, respectively, earned prior to becoming a Section 16 officer.
(4) Includes relocation pay of $86,642 paid in August 2019.
(5) On August 9, 2019, Mr. Vesey was appointed as the new Chief Executive Officer and President of the Utility, effective on August 19, 2019. Payment includes $12,500 of annual perquisite allowance and $7,000 of relocation pay paid in August 2019.

15.  REORGANIZATION ITEMS

The following reflects reorganization items, net, post-petition through August 31, 2019:

(in millions)	Pacific Gas & Electric Company	PG&E Corporation	PG&E Corporation Consolidated
Debtor-in-possession financing costs	$97	$17	$114
Legal and other	162	5	167
Interest income	(37)	(7)	(44)
Adjustments to LSTC	—	—	—
Trustee fees (1)	1	1	2
Total reorganization items, net	$223	$16	$239

(1) At August 31, 2019, the Corporation and the Utility accrued 583,655 and 833,310, respectively, in fees to the U.S. Trustee.